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                                                                   EXHIBIT 10.23



                                 PROMISSORY NOTE

$___,___,___.__                                               New York, New York
                                                                    June 9, 1997



FOR VALUE RECEIVED, the undersigned, POLO RALPH LAUREN CORPORATION, a Delaware Corporation (the "Corporation"), promises to pay to the order of __________________, a __________________, or its successors or assigns (the
"Holder"), the principal amount of __________________________ ($___,___,___.__).
The principal amount of this Note shall be due and payable at such time as set forth in Section 4 hereof.

         1.       Note

                  This Note is one of a series of "Notes" referred to in, and issued pursuant to, (i) the Subscription Agreement dated as of April 6, 1997, as amended on June 9, 1997 (as amended, the "Subscription Agreement"), by and among Mr. Ralph Lauren, an individual residing in the State of New York, RL Holding, L.P., a Delaware limited partnership, RL Family, L.P., a Delaware limited partnership, GS Capital Partners, L.P., a Delaware limited partnership, GS Capital Partners PRL Holding I, L.P., a Delaware limited partnership, GS Capital Partners PRL Holding II, L.P., a Delaware limited partnership, Stone Street Fund 1994, L.P., a Delaware limited partnership, Stone Street 1994 Subsidiary Corp., a Delaware corporation and wholly owned subsidiary of Stone Street, and Bridge Street Fund 1994, L.P., a Delaware limited partnership and the Corporation, (ii) the Agreement of Merger, dated as of June 9, 1997, among the Corporation, GS Capital Partners PRL Holding I, Inc., a Delaware corporation, and GS Capital Partners, L.P., a Delaware limited partnership ("GSCP"), (iii) the Agreement of Merger, dated as of June 9, 1997, among the Corporation, GS Capital Partners PRL Holding II, Inc., a Delaware corporation, and GSCP, or (iv) the Agreement of Merger, dated as of June 9, 1997, among the Corporation, Stone Street 1994 Subsidiary Corp., a Delaware corporation and GSCP.

         2.       Principal

                  The principal amount of this Note is ______________________.

         3.       Interest

                  The principal amount of this Note shall not bear interest.

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         4.       Payment

                  This Note shall be payable on the Maturity Date (as hereinafter defined). The Maturity Date shall be the same date as is the Deferred Dividend (as defined in the Subscription Agreement) but in any event no later than the earlier of (i) the date of completion of the underwritten public offering of the shares of Class A Common Stock, $.01 par value per share, of the Corporation under a registration statement on Form S-1 under the Securities Act of 1933, as amended and (ii) the sixtieth day following the declaration date of the Deferred Dividend. Payment pursuant to this Note shall be made in lawful money of the United States by wire transfer of immediately available funds to an account designated by the Holder.

         5.       Defaults and Remedies.

                  5.1. An "Event of Default" with respect to this Note occurs if:

                           (a) the Corporation defaults in the payment of the
principal amount of this Note when the same becomes due and payable.

                           (b)(i) the Corporation shall commence any case,
proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to the Corporation or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for the Corporation or for all or any substantial part of the Corporation's assets, or the Corporation shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Corporation any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 30 days; or (iii) there shall be commenced against the Corporation any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 30 days from the entry thereof, or (iv) the Corporation shall take any action in furtherance of, or indicating his consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) above; or (v) the Corporation shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                           (c) this Note shall cease for any reason to be in
full force and effect, or the Corporation shall so assert in writing.

                           If an Event of Default occurs then, (in addition to
any other rights or remedies the Holder may have hereunder), (i) if such event is an Event of
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Default specified in paragraph (a) or (b) above, automatically all the amounts outstanding under this Note shall immediately become due and payable without any declaration or other act on the part of the Holder, and (ii) if such event is any other Event of Default, so long as any such Event of Default shall be continuing, the Holder may by notice of default to the Corporation declare all or a portion of the amounts outstanding under this Note as due and payable forthwith.

                  5.2. If an Event of Default occurs and is continuing, the Holder may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of this Note or to enforce the performance of any provisions of this Note. A delay or omission by the Holder in exercising any right or remedy arising upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy.
All available remedies are cumulative.

                  5.3. The Holder may waive an existing Event of Default and its consequences. When an Event of Default is waived, it is cured and ceases to exist for all purposes of this Note.

                  5.4. Notwithstanding any other provision of this Note, but subject to the provisions of Section 4, the right of the Holder to receive payment of principal on this Note, on or after the Maturity Date or to bring suit for the enforcement of any such payment on or after such Maturity Date shall not be impaired or affected without the consent of the Holder.

                  6. Expenses. If an Event of Default occurs, the Corporation shall pay on demand all reasonable out-of-pocket expenses incurred or sustained by the Holder in connection with the enforcement or protection of rights of the Holder under this Note, including all costs of collection and the fees and disbursements of counsel.

         7.    Waiver.

                  7.1. The Corporation hereby waives to the fullest extent permitted by applicable law, presentment, demand, notice, protest, and all other demands and notice in connection with the delivery, acceptance, performance, default or enforcement of this Note, and hereby consents to any extensions of time, renewals, releases of any party to this Note, waivers or modifications that may be granted or consented to by the holder of this Note in respect of the time of payment or any other provisions of this Note.

                  7.2. The Corporation further waives, to the extent permitted by applicable law, trial by jury and the right to interpose and counterclaim (other than a compulsory counterclaim) or setoffs of any kind in any litigation relating to this Note or any such other liabilities.
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                  7.3. No failure or delay on the part of the Holder in
exercising any of its rights, powers or privileges hereunder shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The remedies provided herein are cumulative and are not exclusive of any remedies provided by law.

                  7.4. Neither this Note nor any term hereof may be amended, waived or discharged except with the written consent of the Holder.

         8. No Set-Off, Etc. The Corporation agrees that it shall not assert any right of set-off or counterclaim that it might have against the Holder in connection with the enforcement by the Holder of its rights hereunder.

         9. Loss, Theft, Destruction, Etc. Upon receipt by the Corporation of evidence reasonably satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of indemnity or security reasonably satisfactory to the Corporation, and upon reimbursement to the Corporation of all reasonable expenses incidental thereto, or, in the case of mutilation or transfer of this Note, upon surrender and cancellation of this Note, the Corporation will make and deliver a new Note of like tenor (payable, in the case of transfer, in the name of the new holder or its order), in lieu of this Note.

         10. Governing Law.

                  10.1 This Note shall be deemed made and delivered and shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the conflicts of law principles thereof.

                  10.2. Any legal action or proceeding arising out of relating to this Note shall be instituted in the courts of the State of New York or of the United States of America for the Southern District of New York, and all endorsers and guarantors submit to the jurisdiction of each such court in any action or proceeding.

         11. Severability. Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by, or invalid under, applicable law,
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such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining of such provision or the remaining provisions of this Note.


                                            POLO RALPH LAUREN CORPORATION


                                            By: ______________________
                                                Name:
                                                Title:
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                                   Schedule I

Party                                            Amount of Note
-----                                            --------------
Mr. Ralph Lauren                                  $ 2,197,922.20
RL Holding, L.P.                                  $ 6,585,008.56
GS Capital Partners, L.P.                         $11,580,544.93
Stone Street Fund 1994, L.P.                      $   332,761.96
Bridge Street Fund 1994, L.P.                     $   348,439.36